Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 13, 2023 and effective as of the Effective Date (as defined below) (this “Agreement”), is entered into by and among the Lenders under the Existing Credit Agreement (as defined below) signatory hereto (which Lenders constitute the Required Lenders under the Existing Credit Agreement as of the Effective Date), GAN Nevada, Inc., a Nevada corporation (the “Borrower”), GAN Limited, a Bermuda exempted company (“Parent”), and Alter Domus (US) LLC, acting not individually but as administrative agent and collateral agent on behalf of, and for the benefit of, the Lenders and all other Secured Parties, respectively (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement have the meanings provided in the Existing Credit Agreement or the Credit Agreement (as defined below), as the context may require.

RECITALS

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of April 26, 2022, by and among the Borrower, the Agent and the banks, financial institutions and other entities from time to time party thereto as lenders (the “Lenders”) (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to the Effective Date, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Agreement and as it may be further amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, the Borrower has informed the Agent and the Lenders that the following Defaults and Events of Default have occurred under the Existing Credit Agreement (collectively, the “Specified Defaults”): (i) a Default arising under Section 10.1(c)(i) of the Existing Credit Agreement due to the Loan Parties’ failure to deliver the annual audited (without going concern qualification) and certified consolidated and consolidating Financial Statements of the Parent and its Subsidiaries for the fiscal year of the Borrower ended December 31, 2022 in violation of Section 7.11(a) of the Existing Credit Agreement, (ii) a Default arising under Section 10.1(b) of the Existing Credit Agreement due to the Loan Parties’ failure to comply with the minimum Consolidated Interest Coverage Ratio for the Test Period ended March 31, 2023 set forth in Section 9.2 of the Existing Credit Agreement, (iii) an Event of Default arising under Section 10.1(c)(i) of the Existing Credit Agreement due to the Loan Parties’ failure to deliver the Business Plan of the Parent and its Subsidiaries in violation of Section 7.11(b) of the Existing Credit Agreement, (iv) an Event of Default arising under Section 10.1(f) of the Existing Credit Agreement as a result of the Borrower’s failure to repay an unsecured intercompany loan in the principal amount of €7 million owed to StayCool OÜ (the “StayCool Loan”) on its maturity date, (v) an Event of Default arising under Section 10.1(b) of the Existing Credit Agreement due to the failure of StayCool OÜ to execute an Intercompany Subordination Agreement with respect to the StayCool Loan in violation of Section 8.1 of the Existing Credit Agreement, (vi) an Event of Default arising under Section 10.1(b) of the Existing Credit Agreement as a result of the Borrower’s failure to notify the Agent of the foregoing Defaults and Events of Default as required under Section 7.8(a) of the Existing Credit Agreement, and (vii) any Default or Event of Default arising by virtue of the Loan Parties’ breach of any representation or warranty contained within the Loan Documents to the extent such breach resulted solely by virtue of the occurrence and continuation of the Defaults listed in clauses (i) through (vi) above.

WHEREAS, the Borrower has requested that the Agent and the Lenders (i) waive the Specified Defaults and (ii) amend the Existing Credit Agreement as set forth herein.

WHEREAS, the Lenders party hereto (which Lenders constitute the Required Lenders under the Existing Credit Agreement as of the Effective Date) and the Agent have agreed to (i) waive the Specified Defaults and (ii) amend certain provisions contained in the Existing Credit Agreement, in each case in accordance with and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I.

amendments

Section 1.01 Amendments to Existing Credit Agreement. Effective as of the Effective Date, the Existing Credit Agreement shall be amended as set forth in this Section 1.01; provided, however, that if the purchase price for the assignment of the Loans referred to in Section 4.04 of this Agreement is not received in full by BPC Lending I LLC (in Dollars and in immediately available funds, and otherwise in accordance with the BPC Assignment and Acceptance (as defined below)) prior to 2:00 p.m. New York City time on April 18, 2023, the amendments set forth in this Section 1.01 shall be of no further force or effect and shall be deemed to have never taken effect:

(a) Section 1.1 of the Existing Credit Agreement shall be amended to add the following definition in alphabetical order:

“Liquidity” means (a) the aggregate amount of all Unrestricted Cash of Parent and its Subsidiaries plus (b) without duplication of any amounts included in clause (a) hereof, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of Parent and its Subsidiaries that are not “restricted” for purposes of GAAP, in each case of clauses (a) and (b), in excess of amounts related to player liabilities; provided that the aggregate amount of Liquidity pursuant to clause (b) shall not exceed $5,000,000.

(b) Section 9.1 of the Existing Credit Agreement shall be amended as set forth below (double underlining indicates new language and ~~strikethrough~~ indicates language that has been deleted):

Consolidated Total Leverage Ratio. On or after the Effective Date (as defined in the First Amendment to Credit Agreement dated as of April 13, 2023), if the Loan Parties incur any Indebtedness or issue any Disqualified Equity Interests (including, for the avoidance of doubt, any such Indebtedness or Disqualified Equity Interests that are otherwise permitted under this Agreement), ~~the last day of each Test Period (beginning with the Test Period ending March 31, 2023),~~ the Borrower shall not permit the Consolidated Total Leverage Ratio on the date of such incurrence or issuance and after giving pro forma effect to such incurrence or issuance to be greater than ~~(a) for Test Periods ending on or prior to December 31, 2023, 3.25 to 1.00 and (b) for Test Periods ending thereafter,~~ 3.00 to 1.00.

(c) Effective as of the Effective Date, Section 9.2 of the Existing Credit Agreement shall be deleted in its entirety and replaced with the following:

Liquidity. On the last day of each Test Period (beginning with the Test Period ending June 30, 2023), the Borrower shall not permit Liquidity to be less than $10,000,000.

Article II.
LIMITED WAIVER

Section 2.01 Limited Waiver. In reliance upon the representations, warranties and covenants of the Loan Parties contained herein, and subject to the satisfaction of the conditions set forth in Article IV of this Agreement, the Agent and the Lenders party hereto hereby waive the Specified Defaults; provided, that the foregoing waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a consent to or waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Agent or any of the Lenders have not been informed by any Loan Party, (b) affect the right of the Agent or any of the Lenders to demand compliance by each Loan Party with all terms and conditions of the Credit Agreement and the other Loan Documents, except as specifically consented to, modified or waived by the terms hereof, (c) be deemed a consent to or waiver of any future transaction or action on the part of any Loan Party requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement or the other Loan Documents, or (d) except as set forth specifically herein, diminish, prejudice or waive any of Agent’s or any Lender’s rights and remedies under the Credit Agreement, any of the other Loan Documents, or applicable law, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, and the Agent and each of the Lenders hereby reserve all of such rights and remedies; provided, further, that if the purchase price for the assignment of the Loans referred to in Section 4.04 of this Agreement is not received in full by BPC Lending I LLC (in Dollars and in immediately available funds, and otherwise in accordance with the BPC Assignment and Acceptance) prior to 2:00 p.m. New York City time on April 18, 2023, the waivers set forth in this Section 2.01 shall be of no further force or effect and shall be deemed to have never taken effect; provided, further, that until the purchase price for the assignment of the Loans referred to in Section 4.04 is received by BPC Lending I LLC as set forth in the immediately foregoing proviso, the Borrower and the other Companies shall not be permitted to take any action (or to fail to take any action, as applicable) that would not be permitted to be taken (or failed to be taken, as applicable) under the Loan Documents if a Default or Event of Default had occurred and was continuing.

Article III.
Representations and Warranties

To induce the Lenders party hereto to agree to this Agreement, the Borrower and the Parent hereby represent and warrant to the Lenders and the Agent that as of the Effective Date, and after giving effect to this Agreement:

Section 3.01 Organization; Good Standing and Qualification. Each of the Borrower and the Parent (a) is an Entity duly organized, incorporated or established, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation, establishment, organization or formation (b) has the requisite power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (c) is duly qualified, authorized to do business and in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except to the extent that the failure so to qualify or be in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.02 Authority. Each of the Borrower and the Parent has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents. All requisite corporate, limited liability company or partnership action necessary for the execution, delivery and performance by the Borrower and the Parent of this Agreement and the other Loan Documents to which it is a party (including the consent of its equity holders, where required) has been taken.

Section 3.03 Enforceability. This Agreement and each other Loan Document delivered by the Borrower and the Parent, when executed and delivered, will be the legal, valid and binding obligation of each such Person enforceable in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.04 No Conflict. The execution, delivery and performance by each of the Borrower and the Parent of this Agreement and each other Loan Document to which it is a party (a) do not and will not contravene any of the Governing Documents of such Person, (b) do not and will not contravene any Requirement of Law, except as could not be expected, individually or in the aggregate, to result in a Material Adverse Effect, (c) do not and will not contravene any Material Contract, except as such contravention could not be expected, individually or in the aggregate, to have a Material Adverse Effect, and (d) do not and will not result in the imposition of any Liens upon any of its properties except for Permitted Liens.

Section 3.05 Consents and Filings. No consent, authorization or approval of, or filing with or other act by, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement or any other Loan Document, or the consummation of the transactions contemplated hereby, except (a) such consents, authorizations, approvals, filings or other acts as have been made or obtained, as applicable, and are in full force and effect and (b) such consents, authorizations, approvals, filings or other acts the failure of which to be obtained or made would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.06 No Default. No Default or Event of Default has occurred and is continuing.

Section 3.07 Representations and Warranties. All of the representations and warranties contained in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

Article IV.
Conditions to the Effective Date

This Agreement shall become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied:

Section 4.01 Execution of Counterparts. The Agent shall have received executed counterparts of this Agreement from the Agent, the Borrower, the Parent and Lenders constituting the Required Lenders under the Existing Credit Agreement.

Section 4.02 No Default or Event of Default; Representations and Warranties.

(a) After giving effect to this Agreement:

(i) no Default or Event of Default shall have occurred and be continuing; and

(ii) each of the representations and warranties in Article III hereof shall be true and correct.

(b) The Agent shall have received a certificate of a Responsible Officer of the Borrower, addressed to the Agent, certifying as to the matters set forth in Section 4.02(a) above.

Section 4.03 Costs and Expenses. All of the reasonable and documented out-of-pocket costs and expenses incurred by the Agent and the Lenders on or prior to the Effective Date (including in connection with the assignment of the Term Loans by the Lenders) shall have been, or will be substantially simultaneously, paid, in each case to the extent invoiced to the Borrower at least one Business Day prior to the Effective Date.

Section 4.04 Assignment and Acceptance. BPC Lending I LLC shall have received an Assignment and Acceptance with respect to all of its Loans, in form and substance satisfactory to BPC Lending I LLC, executed by Sega Sammy Holdings Inc., as assignee, and acknowledged by the Agent and the Borrower (the “BPC Assignment and Acceptance”).

Article V.
Reaffirmation of Loan Documents AND CONSENT

Section 5.01 Validity of Obligations. The Borrower and the Parent acknowledge and agree that, after giving effect to this Agreement and the other agreements, documents, contracts and certificates contemplated hereby, each of the Borrower and the Parent is indebted to the Lenders and the other Secured Parties for the Obligations in accordance with the terms and conditions of the Loan Documents, and each of the Borrower and the Parent hereby ratifies and reaffirms the validity, enforceability and binding nature of its Obligations after giving effect to this Agreement.

Section 5.02 Validity of Liens and Loan Documents. Each of the Borrower and the Parent hereby ratifies and reaffirms the validity and enforceability of the Liens and security interests granted to the Agent for the benefit of the Secured Parties to secure any of the Obligations (including after giving effect to this Agreement) by the Borrower and the Parent pursuant to the Loan Documents. Each of the Borrower and the Parent hereby consents to this Agreement and the amendments effectuated hereby, and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement and except as expressly amended by this Agreement, each of the Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the Effective Date, each reference in the Loan Documents to the “Credit Agreement”, “thereunder” (with respect to the Credit Agreement), “thereof” (with respect to the Credit Agreement) (and each reference in the Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended by, and after giving effect to, this Agreement.

Section 5.03 No Waiver. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, Secured Party, the Agent or any other Person under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

Section 5.04 Consent. Each Lender that is a signatory hereto hereby consents to, and authorizes the Agent to execute, this Agreement.

Article VI.
Miscellaneous

Section 6.01 Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the Borrower and the requisite Lenders as may be required under Section 12.5 of the Credit Agreement. This Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Loan Documents.

Section 6.02 Entire Agreement. This Agreement and the other Loan Documents as amended hereby constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

Section 6.03 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 6.04 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

Section 6.05 Submission to Jurisdiction; Waivers. Sections 12.15 and 12.17 of the Existing Credit Agreement shall apply to this Agreement as if expressly set forth herein.

Section 6.06 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 6.07 Counterparts. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or other electronic transmission (including by electronic imaging) all with the same force and effect as if the same was a fully executed and delivered original manual counterpart. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement or the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

Section 6.08 No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or the instruments, documents and agreements securing the same, which shall remain in full force and effect as amended hereby. Nothing in this Agreement shall be construed as a release or other discharge of the Borrower, the Parent or any other Loan Party from any of its obligations and liabilities under the Existing Credit Agreement or the other Loan Documents.

Section 6.09 Release. Each of the Borrower and the Parent (each on behalf of itself and the other Companies) hereby releases the Agent, the Lenders, the other Secured Parties, each Affiliate of the foregoing, and each agent, officer, director and employees of any of the foregoing from any and all claims, liabilities, damages, costs and expenses, whether now existing or hereafter arising, based on facts (whether or not now known) existing on or before the Effective Date, and that relate to, arise out of or are otherwise in connection with the Credit Agreement and the other Loan Documents.

Section 6.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Parent, the Lenders party hereto, the Agent and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

GAN NEVADA, INC.,
a Nevada corporation

By:	/s/ Dermot Smurfit
Name:	Dermot Smurfit
Title:	President

GAN LIMITED,
a Bermuda exempted company

By:	/s/ Dermot Smurfit
Name:	Dermot Smurfit
Title:	Director

[Signature Page to First Amendment to Credit Agreement]

BPC LENDING I LLC,
as a Lender

By:	/s/ Allen Schweitzer
Name:	Allan Schweitzer
Title:	Executive Managing Director

[Signature Page to First Amendment to Credit Agreement]

ALTER DOMUS (US) LLC,
as Agent

By:	/s/ Pinju Chiu
Name:	Pinju Chiu
Title:	Associate Counsel

[Signature Page to First Amendment to Credit Agreement]